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                                                                    EXHIBIT 13.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

For purposes of 18 U.S.C. Section 1350, the undersigned officer of Telvent GIT, S.A., a company incorporated under the laws of Spain (the "Company"), hereby certifies, to such officer's knowledge, that:

(i) the Annual Report on Form 20-F of the Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2005                   /s/ Manuel Sanchez
                                     ------------------------------------------
                                     Manuel Sanchez
                                     Title: Chairman and Chief Executive Officer

The foregoing certification is not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.